Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT shares update

Announces Positive Results from Pivotal Clinical Insulin Trial that Demonstrates Biosimilarity to Reference Product

Productive Conversations with Key Secured Creditors Toward a Balance Sheet Strengthening, Recapitalization or Restructuring Transaction Ongoing As Company Enters Grace Period for Failure to Pay Interest on Convertible Notes

Trevose, PA – April 4, 2023 – Lannett Company, Inc. (NYSE: LCI) (the “Company”) today shared a business update as it focuses on strategically positioning the Company to continue manufacturing and delivering safe, affordable, effective, life-enhancing generic pharmaceutical products for its valued patients and customers.

Results of Insulin Study

The pivotal clinical trial of biosimilar insulin glargine demonstrated positive results, in line with prior expectations. The Company is co-developing this product with its strategic alliance partners within the HEC Group of companies (HEC). The single center, single-dose, double-blind, randomized, two-period, two-treatment, two-sequence, crossover study was designed to demonstrate pharmacokinetic (PK) and pharmacodynamic (PD) similarity between Lannett/HECs biosimilar insulin glargine and US-Lantus® using the euglycemic clamp technique in healthy male adult volunteers. The study met all of its primary and secondary endpoints and no serious adverse events were reported. The data from the pivotal trial of the Company’s biosimilar insulin glargine indicate that its insulin glargine is biosimilar to the reference product.

“We are pleased with the results of this crucial clinical trial of biosimilar insulin glargine,” said Tim Crew, chief executive officer of Lannett. “We remain confident that biosimilar insulin glargine represents a significant commercial opportunity, and our team is diligently focused on advancing this product.”

Lannett is moving forward expeditiously to complete the Biologics License Application, with the goal of submitting the application to the FDA within the next several months. Prior to filing, there are additional meaningful activities to complete, including a device differentiation study, which will run in April, and more comparability work showing HEC’s insulin glargine is biosimilar to US sourced Lantus. Lannett also anticipates engaging with the FDA in a pre-submission meeting. There are significant steps necessary for the Company to receive FDA approval to effectively commercialize this product, and there is no guarantee that the Company will be successful in this regard.

The Company continues to assess the potential impacts of recent developments in the insulin market, including announcements by manufacturers related to lowering the price of insulin for patients, especially list prices, and enhancing market transparency. Lannett welcomes these initiatives to help drive greater access to this critical medicine and believes these changes dovetail with the Company’s promising go-to-market approach.

Financial Update

As a result of continued competitive pressures on the Company’s current portfolio and to evaluate options to establish a sustainable capital structure ahead of the launch, subject to approval, of new products, including the Company’s biosimilar insulin glargine product, the Company is in discussions with key secured creditors regarding a potential recapitalization or restructuring of its capital structure. While the Company cannot provide any assurance as to if or when it will consummate any such transactions or the terms of any such transactions, the Company expects to be able to reach an agreement with its key secured creditors in the near term on such a transaction. Any such potential transaction may involve the restructuring of all or a material portion of the Company’s outstanding debt, including the exchange of all or a material portion of the secured debt for new common stock or other equity. Holders of the Company’s common stock and convertible notes may not receive any value or payments in a recapitalization, restructuring or similar transaction and/or may experience material dilution or the loss or cancellation of their investment. The terms of any transaction will depend on prevailing market conditions, the Company’s liquidity requirements and cash position, contractual restrictions, trading prices of debt from time to time and other factors.

As such, the Company elected to defer an interest payment on certain of the Company’s unsecured convertible notes and enter a 30-day grace period. The Company’s election to not make the interest payment was not driven by liquidity constraints as the Company has approximately $47 million of unrestricted cash as of March 31, 2023. If the Company does not make this interest payment within the 30-day grace period, it will constitute an event of default under the indenture governing the convertible notes. If an event of default occurs, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding convertible notes may declare 100% of the principal of, and accrued and unpaid interest on, all the convertible notes to be due and payable immediately.

“We are working with our secured lenders to evaluate options to strengthen and restructure our balance sheet and position the Company for success well into the future,” said Crew. “We continue to be focused on providing life-enhancing generic pharmaceutical products to our valued customers and the patients who rely on our medications, and today’s decision to enter the grace period will not impact day-to-day operations or these efforts.”

Lantus® is a registered trademark of Sanofi S.A.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications. For more information, visit the company’s website at www.lannett.com.

This press release contains forward-looking statements which are not historical facts made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to the impact of competitive products and pricing, product demand and market acceptance, new product development, acquisition-related challenges, the regulatory environment, interest rate fluctuations, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results, our ability to remain listed on the New York Stock Exchange and the impact of any delisting, including under the indenture governing our convertible notes, the impact of failure to pay interest when due on our debt, the ability to implement a recapitalization, restructuring or similar transaction and the terms of such a transaction, the impact if any recapitalization, restructuring or similar transaction is implemented under applicable bankruptcy laws, including Chapter 11 of the U.S. Bankruptcy Code, and other risks detailed from time to time in our filings with the Securities and Exchange Commission (“SEC”). These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. Lannett is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt our operations, disrupt the operations of our suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability.

The information in this press release should be read in conjunction with information in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including the consolidated financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein.

Advisors

Lannett Company, Inc is being advised in these discussions by Kirkland & Ellis LLP (as legal counsel) and Guggenheim Securities LLC (as investment banker). The secured creditors are being advised by Sullivan & Cromwell LLP (as legal counsel) and Houlihan Lokey Inc. (as financial advisor).

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